United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                       Date of Report:  February 21, 2003

                       Commission File Number:  000-29183

                             EKNOWLEDGE GROUP, INC.

Nevada                                                               76-04030898
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

400  S.  Ramona,  Suite  203  Corona,  CA                                  92879
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:         (909)  372-2800

Securities  registered  pursuant  to  Section  12(b)  of  the  Act:         None

Securities  registered  pursuant  to  Section  12(g)  of  the  Act: Common Stock

     ITEM  1.  CHANGE  OF  CONTROL  OF  REGISTRANT.  None.

     ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.  None.

     ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.

     ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.  None.

     ITEM  5.  OTHER  EVENTS.

 (A) REVERSE SPLIT/SYMBOL CHANGE. On January 31, 2003, the stockholders of eKnowledge Group, Inc., or the Company, approved a reverse stock split of the Company's Common Stock at a ratio of 1 for 100. The effective time of the reverse stock split is February 20, 2003. As part of the reverse stock split, the Company has changed its trading symbol from EKNO to EKWL. The reverse stock split affects all shares of Common Stock and the exercise price of and the number of shares underlying stock options and Common Stock warrants of the Company outstanding immediately prior to the effective time of the reverse stock split. The reverse stock split will reduce the number of outstanding shares of the Company's Common Stock from 153,168,597 shares to 1,531,685 shares. Fractional shares will be rounded up from .5 and above to 1 share and from .49 and below to 0 shares. Madison Stock Transfer has been retained to manage the exchange of stock certificates. The record holders of the company will receive a letter of transmittal from Madison Stock Transfer, the Company's transfer agent, for use in exchanging stock certificates.

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     ITEM  6.  RESIGNATION  OF  REGISTRANTS  DIRECTORS.  None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

                             EKNOWLEDGE GROUP, INC.



                               /s/Gary Saunders
                                  Gary Saunders
                          President/Secretary/Treasurer

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